Exhibit 10.6

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

IDEAL POWER CONVERTERS, INC.
CONVERTIBLE PROMISSORY NOTE

$__________.00	July __, 2012

FOR VALUE RECEIVED Ideal Power Converters, Inc., a Texas corporation (the “Company”), promises to pay to ________ (the “Holder”), or its registered assigns, the principal amount of _____________________ and No/100ths dollars ($      .00), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to six percent (6%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the earlier to occur of (i) December 31, 2013, and (ii) the occurrence of an Event of Default (as defined below) (the earlier of (i) or (ii) is hereinafter referred to as “Maturity”).  Holder acknowledges that this Note may be issued in connection with other “Notes” to raise interim financing of up to $500,000, and if, as and when other Notes are issued shall be deemed to be one of a series of Notes.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, and the Company by issuance, agrees:

1. Certain Definitions».

1.1 “Ceiling Conversion Price” means $2.65754 per share (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof).

1.2 “Change of Control” means a Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Formation).

1.3 “Common Stock” means the Company’s common stock, par value $0.001 per share.

1.4 “Next Financing” means any transaction (or series of related transactions) after the date of this Note and before Maturity in which the Company issues and sells its equity securities in any transaction; provided however, that none of the following issuances of securities shall constitute a “Next Financing”: (i) this Note or the other Notes; (ii) securities issued in connection with any stock or unit split of or stock or unit dividend on the Company’s securities; (iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement unanimously approved by the Company’s board of directors or managers, as applicable; (iv) securities issued to banks or equipment lessors; (v) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships; (vi) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (vii) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (viii) securities issued for a charitable purpose; (ix) securities issued in connection with the conversion of the Company to a corporation; (x) securities issued in connection with or pursuant to that Investment Unit dated October 1, 2010, issued by the Company to the Office of the Governor Economic Development and Tourism; or (xi) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (x) above.

1.5 “Next Financing Securities” means the equity securities issued by the Company in a Next Financing, with such rights, preferences, privileges and restrictions, contractual or otherwise, as are applicable to the securities issued by the Company in the Next Financing.

1.6 “Note Conversion Price” means the lower of (i) the lowest per share purchase price paid in cash for the Next Financing Securities by the investors in the Next Financing or (ii) the Ceiling Conversion Price.

1.7 “On a Fully Diluted Basis” means the total number of shares of Common Stock that are issued and outstanding, plus the total number of shares of Common Stock that would be issued and outstanding assuming the exercise of all outstanding options and warrants and the conversion of all outstanding shares of preferred stock of the Company.

1.8 “Securities” means this Note and the convertible securities underlying this Note.  In the event that the Company converts or reincorporates its form of entity and/or state of jurisdiction, the securities issuable upon conversion of this Note will be the securities of the converted or reincorporated entity.

2. Interest».  Accrued interest on this Note shall be payable upon Maturity of this Note.

3. Prepayment».  The Note may be prepaid at any time with the consent of the Holder.

4. Ranking».  The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes.  In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

5. Conversion».

5.1 Upon a Next Financing.  In the event that the Company consummates a Next Financing, at the option of the Holder all or part of the outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note may be converted into Next Financing Securities.  In the event of such conversion, this Note shall be converted into that number of Next Financing Securities determined by dividing (x) the aggregate outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note (or any lesser amount, as applicable) by (y) the lower of (i) the lowest per share or unit, as applicable, purchase price paid for the Next Financing Securities by the investors in the Next Financing or (ii) the Ceiling Conversion Price.  The Company shall give the Holder at least ten days’ advance written notice of a Next Financing.

5.2 Optional Conversion.  At any time prior to its conversion pursuant to Section 5.1, including in the event that the Company consummates a Change of Control, at the option of the Holder all or part of the outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note may be converted into shares of the Company’s Common Stock.  In the event of such conversion, this Note shall be converted into that number of shares Common Stock determined by dividing (x) the aggregate outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note (or any lesser amount, as applicable) by (y) the Ceiling Conversion Price.  The Company shall give the Holder at least ten days’ advance written notice of a Change of Control.

5.3 Conversion Procedure.  If this Note is voluntarily converted, the Holder shall give written notice to the Company notifying the Company of its election to convert this Note and specifying the amount of the unpaid principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note to be converted.  Before the Holder shall be entitled to voluntarily convert this Note, the Holder shall surrender this Note at the Company’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Company (without the requirement of a bond) or, in the case of mutilation, the Holder shall surrender and cancel this Note.  The Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal executive office a certificate or certificates for the number of Next Round Securities to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount or interest is not converted).  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note or the delivery of an indemnification agreement (or such later date requested by the Holder or such earlier date agreed to by the Company and the Holder).  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

5.4 Fractional Interests; Nonassessable; Effect of Conversion.  No fractional shares or units, as applicable, or scrip representing fractional shares or units, as applicable, shall be issued upon conversion of this Note.  With respect to any fraction of a share or unit called for upon the conversion of this Note, such fractional share or unit shall be rounded down to the nearest whole share or unit, and the Company shall pay to the Holder the amount of such fractional share or unit multiplied by the Note Conversion Price, Non-Qualified Financing Note Conversion Price or Change of Control Conversion Price, as applicable.  The Company covenants that the securities issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Upon conversion of this Note in full and the payment of the amounts specified in this Section 5.5 the Company shall be forever released from all its obligations and liabilities under this Note.

5.5 Investor Agreements.  In connection with the conversion of this Note, the Holder shall be entitled to, and, as a condition to any conversion of this Note, the Holder agrees by acceptance of this Note that it shall be required to, execute all agreements and other documents executed by the investors in the Qualified Financing or the Non-Qualified Financing in which this Note is converted, and shall be entitled to be treated as an “investor” with respect to the rights granted thereunder, which agreements and documents are expected to include rights of first refusal and co-sale on sales by founders, preemptive rights with respect to future equity financings, registration rights, a voting agreement, and a market stand-off agreement.

6. Default; Remedies».

6.1 Default.  The Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(a) the Company’s failure to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of the Notes on the date due, and such default shall continue unremedied for a period of 30 days following receipt of written notice signed by the Holder(s) of such failure to pay;

(b) the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement; or

(d) the Notes shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with their terms.

6.2 Remedies.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 6.1(b) or 6.1(c)) and at any time thereafter during the continuance of such Event of Default, the holders of a majority in principal amount of the Notes then outstanding may, by written notice to the Company, declare the entire outstanding principal amount of the Notes, any accrued but unpaid interest and any other amounts payable under the Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 6.1(b) or 6.1(c), immediately and without notice, all outstanding obligations payable by the Company hereunder and under the other Notes shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. Representations of Holder».

7.1 Investment Experience.  The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

7.2 Investment Intent.  The Holder is acquiring the Securities for investment for Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

7.3 Rule 144.  The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

7.4 Information.  The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.

7.5 Tax and Legal Advice.  The Holder is not relying on nor has relied on the Company or any of the Company’s officers, directors, managers,  equity holders, representatives, agents or advisers (including, without limitation, Andrews Kurth LLP), for any advice, including, without limitation, any financial, tax or legal advice in connection with the transactions contemplated by this Note and the other Securities.  The Holder has had an opportunity to consult with its legal counsel and tax and other advisers regarding the purchase of the Note and associated Securities.  The Holder shall be responsible for any and all taxes, duties and other similar charges payable in connection with the issuance of the Securities, and hereby agrees to indemnify the Company and its successors and assigns with respect to same.  The Holder understands and acknowledges that Andrews Kurth LLP has acted solely as legal counsel for the Company with respect to the preparation of this Note, and the transactions contemplated hereby, and has not acted as legal counsel for the Holder in connection therewith.

7.6 Accredited Investor Status.  The Holder represents to the Company that the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.  If other than an individual, the Holder also represents that the Holder has not been organized for the purpose of acquiring the Securities.  As used in this Section 7.6, the term “net worth” means the excess of total assets over total liabilities.  For the purpose of determining a person’s net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances.  As used in this Section 7.6, “income” means actual economic income, which may differ from adjusted gross income for income tax purposes.  Accordingly, the Holder should consider whether the Holder should add any or all of the following items to the Holder’s adjusted gross income for income tax purposes in order to reflect more accurately the Holder’s actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan and alimony payments.

8. Charges, Taxes and Expenses».  Issuance of certificates for equity securities issued upon the conversion of this Note shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

9. Saturdays, Sundays, Holidays, etc».  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

10. Cumulative Rights».  No delay on the part of the Holder in the exercise of any power or right under this Note shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

11. Miscellaneous».

11.1 Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, and delivery of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it connection with the Note (without the requirement of a bond) or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

11.2 Payment.  All payments under this Note shall be made in lawful tender of the United States.

11.3 Waivers and Amendments.  This Note and the obligations of the Company and the rights of the Holder under this Note may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the holders of an aggregate majority of the principal amount of the Notes then outstanding; provided that the principal balance or interest rate of a Note may not be amended or modified without the consent of the Holder of such Note.  This Note may not be changed, waived, discharged or terminated orally but only by a signed statement in writing.

11.4 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt), or by Electronic Notice as provided below to the parties at the address for such party set forth on the signature page hereto (or at such other address for a party as shall be specified).  An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this section if sent with return receipt requested to the electronic mail address specified by the receiving party.  Electronic Notice shall be deemed received at the time (during normal business hours) the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form, which shall be sent to the requesting party within ten (10) days of receipt of the written request therefor.  Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

11.5 Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

11.6 Successors and Assigns.  Neither this Note nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Note to any affiliate (as that term is defined in the Act) of the Holder.  If a transfer is permitted pursuant to this Section, the transfer shall be recorded on the books of the Company upon the surrender of this Note, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new notes.  Subject to the foregoing, the provisions of this Note shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

11.7 Usury.  All agreements between the Company and the Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder for the use, forbearance or detention of the money to be loaned under this Note or otherwise, exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company.  In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between the Company and the Holder.  The Holder has been advised by the Company to seek the advice of an attorney and an accountant in connection with the issuance of this Note.  The Company has had the opportunity to seek the advice of any attorney and accountant of the Company’s choice in connection with issuance of this Note.

11.8 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Note or any waiver on the part of the Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Note or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

11.9 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note.

11.10 Construction.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

11.11 Governing Law; Venue.  THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS.  ANY DISPUTES OR LITIGATION THAT MAY ARISE WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT AND PROSECUTED IN TRAVIS COUNTY, TEXAS.

[Signature page follows]

IN WITNESS WHEREOF, Ideal Power Converters, Inc. has caused this Convertible Promissory Note to be executed by its duly authorized officers.

Ideal Power Converters, Inc.

By:
Name: Charles De Tarr
Title: Chief Financial Officer

Address:

5004 Bee Creek Rd., Suite 600
Spicewood, TX 78669
Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
111 Congress Avenue
Suite 1700
Austin, TX 78701
Fax: (512) 320-9292
Attn: J. Matthew Lyons

ACCEPTED AND AGREED: ____________________________ _________ Address: ____________________ ____________________